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                                                                  Exhibit T3B-24

                         MCI CONSULTING ENGINEERS, INC.

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

         The executive offices of the corporation shall be in Davidson County, Tennessee, but the corporation may have other offices at such places as the Board of Directors may from time to time decide or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the of the Chairman of the Board of Directors or President during each fiscal year on a date and at such time and place, either within or without the State of Tennessee, as may be selected by the Chairman, the President, or the Board of Directors and designated in the call of the meeting.

         Section 2. Special Meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or President, the Board of Directors or the holder or holders of not less than one third (1/3) of the outstanding shares of stock then entitled to vote at such time and place, either within or without the State of Tennessee, as may be designated in the call of the meeting.

         Section 3. Notice of Meeting. Written notice stating the place, day and hour of annual and special meetings of shareholders shall be given to each shareholder, either personally or by to his last address of record with the corporation, not less than ten (10) nor more than sixty (60) days before the date of meeting. Notice of any special meeting of shareholders state the purpose or purposes for which the meeting is called and the person or persons calling the meeting. Notice of any annual or special meeting of shareholders may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or

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after the meeting is completed, which waiver may be signed by a shareholder or by his attorney-in-fact or proxy holder.

         Section 4. Voting. At all meetings of shareholders, all shareholders of record shall be entitled to one vote for each share of stock standing in their name and may both either in person or by proxy. Proxies shall be filed with the Secretary of the meeting before being voted or counted for the purpose of determining the presence of a quorum.

         Section 5. Quorum. At all annual meetings of shareholders, a majority of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. At all special meetings of shareholders, one-third (1/3) of the shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the of business. The vote or of a majority of the shares at any in which a quorum is present or represented shall determine the action taken on any matter that may come before he meeting unless otherwise specifically required by law or by express provision of the charter or by-laws of the corporation.

         Section 6. Action by Consent Whenever the stockholders of the corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number and Qualifications. The business and affairs of the corporation shall be managed and controlled by a Board of Directors, who shall be not less than one (1) in number. Directors need not be shareholders of the corporation.

         Section 2. Election and Term of Office. The Directors shall be elected at the first meeting of shareholders and thereafter at the annual meetings of shareholders; but if any such annual meeting is not held or if the Directors are not elected at any such annual meeting, the Directors may be elected at any special meeting of shareholders. Directors shall be elected by a plurality of the votes cast. The Directors shall hold office until the next annual meeting of shareholders and thereafter until their respective successors have been elected and qualified.

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         Section 3. Meetings. Regular meetings of the Directors shall be held annually following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any two Directors on at least two days' notice sent by any usual means of communication. Notice of any such meeting may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed. Attendance of a Director at a meeting shall constitute a waiver of notice thereof unless such attendance is for the express purpose of objecting to such meeting. Any meeting of the Board of Directors may be held within or without the State of Tennessee at such place as may be by the person or persons calling the meeting.

         Section 4. Quorum. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. The vote or action of a majority of the Directors present at any meeting at which a quorum is held shall decide any matter that may come before the meeting and shall be the act of the Board unless otherwise specifically required by law or by express provision of the charter or by-laws of the corporation.

         Section 5. Powers. Without limitation but by way of illustration, the Board of Directors shall have the power, without the necessity of obtaining the prior approval of the shareholders, to:

         (a) Purchase or otherwise acquire property, rights or privileges for the corporation, which the has power to at such prices and on such terms as the Board of Directors may deem proper, and to hold, improve, rent and lease same.

         (b) Pay for such property, rights or privileges in whole or in part, with money, stock, bonds, debentures or other securities of the corporation, or by delivery of other property of the corporation.

         (c) Create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise and to do every act and thing necessary to effectuate the same.

         (d) Declare dividends in such amounts and at such times as may be appropriate, subject always to the requirements of applicable Tennessee law.

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         (e) Vote all shares of stock owned by the corporation for all purposes allowed as a shareholder, including (without limitation) electing members of the Boards of Directors of its subsidiary corporations and adopting, amending, and repealing the bylaws of those subsidiaries.

         Section 6. Action by Consent. Any action required or permitted to be taken by the Directors of the corporation may be taken without a meeting on written consent, setting forth the action so taken, signed by all the Directors entitled to vote thereon.

         Section 7. Vacancies. Vacancies in the Board of Directors occurring for any reason, including an increase in the number of Directors, resignation, or the removal of any Director with or without cause, may be filled by vote of a majority of the Directors then in office although less than a quorum exists; but if the offices of a majority of the entire Board of Directors shall be vacant at the same time, such vacancies shall be filled only by vote of the shareholders. A Director elected to fill any vacancy shall hold office until the next annual meeting of shareholders and thereafter until his successor has been elected and qualified.

         Section 8. Removal and Resignation. Any or all of the Directors may be removed with or without cause, at any time, by vote of a majority of the outstanding shares of stock then entitled to vote. Any directors may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein without acceptance.

         Section 9. Committees. From time to time, a of the entire Board of Directors may by resolution appoint an executive committee or any other committee or committees for any purpose or purposes to the extent permitted by law, which committee or committees shall have such powers as shall be specified in the resolution of appointment.

         Section 10. Participation in Meetings. The member of the Board of Directors, or any committee appointed by the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting pursuant to such means constitute presence in person at such meeting. The Directors shall be promptly furnished a copy of the minutes of the Board of Directors' meetings.

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                                   ARTICLE IV

                                    OFFICERS

         Section 1. Designation. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer. Any two of such offices may be held by the same person except the offices of President and Secretary or Chairman of the Board of Directors and Secretary. The Board may elect or appoint such other officers and assistant officers as may be deemed necessary.

         Section 2. Qualification. At any time, the Board of Directors may require any officer to give bond for the faithful performance of his duties in such amount, with such security and conditions as the Board of Directors may then prescribe. No person may hold more than two offices at any one time.

         Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the corporation, subject to the direction of the Board of Directors. He shall preside at all meetings of the shareholders and the Board of Directors in accordance with these bylaws.

         Section 4. President. The President shall be the chief operating officer of the Corporation and shall be in charge of the day-to-day affairs of the corporation, subject to the direction of the Board of Directors and the Chairman of the Board of Directors. He shall preside at all meetings of the shareholders in the absence of the Chairman of the Board of Directors and shall act in the case of absence or disability of the Chairman of the Board of Directors. He shall perform such other duties as may from time to time be prescribed by the Board.

         Section 5. Vice President. The Vice President(s) shall be elected by the Board of Directors and serve at its request. The Vice President(s) shall perform such duties as shall be designated by the Board of Directors or the President and shall report to the President unless he designates another officer or committee to receive said reports.

         Section 6. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in appropriate books, and he shall attend to the giving of all notices for the corporation. He shall have charge of the seal and stock books

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of the corporation and such other books and papers as the Board may direct, and he shall in general perform all duties incident to the office of Secretary of the corporation. He shall perform such other duties as may from time to time be prescribed by the Board.

         Section 7. Treasurer. The Treasurer shall have the care and custody of all funds and securities of the corporation, and he shall perform all duties incident to the office of Treasurer of the corporation. He shall perform such other duties as may from time to time be prescribed by the Board.

         Section 8. Election and Term of Office. The officers shall be elected or appointed at the regular meeting of the Board of Directors following the annual meeting of shareholders, provided that any vacancy or newly created office may be filled at a special meeting of the Board. The officers shall hold office at the pleasure of the Board, and any officer may be removed at any time by a majority of the entire Board. Unless otherwise determined by the Board, each officer shall hold office until the next regular meeting of the Board following the annual meeting of shareholders and thereafter until his successor has been elected or appointed and qualified.

                                    ARTICLE V

                                     SHARES

         Section 1. Certificates. The shares of the corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe. Such certificates shall be numbered consecutively in the order in which they are issued, which numbering system may be separated by class or series if there ever be more than one class or series of shares. The certificates shall be signed by the President and Secretary unless the Board of Directors shall otherwise designate any two officers of the corporation for such purpose.

         Section 2. Record. The name and address of all persons to whom the shares of the corporation are issued, the number of shares, and the date of issue shall be entered on the books of the corporation. It shall be the duty of each shareholder to notify the corporation of his address.

         Section 3. Transfers. The shares of the corporation are transferable only on the books of the corporation by the registered holder thereof, either in person or by power of attorney, and upon delivery and surrender of the certificate

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representing such shares properly endorsed for transfer. Certificates exchanged or surrendered shall be cancelled by the Secretary and placed in the corporate records.

         Section 4. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate representing shares of the corporation, a duplicate certificate may be issued on such terms as the Board of Directors shall prescribe.

                                   ARTICLE VI

                              NO PRE-EMPTIVE RIGHTS

         The shareholders shall not have any pre-emptive rights to acquire stock in the Corporation.

                                   ARTICLE VII

                                      SEAL

         Section 1. Authority to Adopt. The corporation may have a seal in such form as the Board of Directors may adopt, and the Board of Directors may from time to time change the form of the seal of the corporation.

         Section 2. Scroll Seal. In the event the Board shall not have adopted a seal of it if is inconvenient to use the adopted seal at any time, an authorized signature "Seal" enclosed made in the in of and on behalf of the corporation followed by the word or scroll shall be deemed the seal of the corporation.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall end on December 31 of each year, but the Board of Directors may from time to time change the fiscal year of the corporation.

                                   ARTICLE IX

                                   AMENDMENTS

         The shareholders of the corporation may adopt new bylaws and may amend or repeal any or all of these bylaws at any annual

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or special meeting by a vote of a majority of the outstanding shares of stock then entitled to vote; and also the Board of Directors may adopt new bylaws and may amend or repeal any or all of these bylaws by the vote of a majority of the entire Board, provided that the board shall make no amendment changing the number of Directors, and provided further that any bylaw adopted by the Board may be amended or repealed by the shareholders.

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                                                                  Exhibit T3B-24

                            CERTIFICATE OF SECRETARY

         I, the undersigned, do hereby certify:

         1. That I am Sharon G. Province, the duly elected Secretary of MCI Consulting Engineers, Inc., a Tennessee corporation.

         2. That the Board of Directors duly and unanimously adopted the foregoing Bylaws by written consent without a meeting on November 5, 1989.

IN WITNESS WHEREOF, under penalty of perjury, I have hereunto subscribed my name this 5th day of November, 1989.

                                                 -------------------------------
                                                 Sharon G. Province, Secretary